 EXHIBIT 10.15

PURCHASE AND SALE AGREEMENT

BETWEEN:

CYNTHIA R. HOLMES,

AS SELLER,

AND

TIMBERLINE RESOURCES CORPORATION,

AS BUYER

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TABLE OF CONTENTS CONTINUED

7.3	Headings	6
7.4	Severability	6
7.5	Entire Agreement	6
7.6	Successors and Assigns	6
7.7	Amendment and Modification; Waiver	6
7.8	Governing Law; Submission to Jurisdiction	6
7.9	Specific Performance	6
7.10	Attorneys’ Fees.	6
7.11	Representation.	7
7.12	Counterparts	7

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into this day of , 2022 (the “Effective Date”), by and between CYNTHIA R. HOLMES, an unmarried woman (“Seller”), and TIMBERLINE RESOURCS CORPORATION, a Delaware corporation qualified to do business in the State of Nevada (“Buyer”). Each of Buyer and Seller is a “Party,” and Buyer and Seller together are the “Parties.”

RECITALS

A. Seller owns a one-third (1/3) interest in certain patented mining claims located in Eureka County, Nevada, which claims are set forth on Exhibit “A” attached hereto and made a part hereof (“Property”).

B. Seller desires to sell and the Buyer desires to purchase all right, title and interest in Property described and defined herein upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants, conditions, and obligations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell and convey, and Buyer shall purchase, the Property, free and clear of all encumbrances, for the consideration specified in Section1.2.

1.2 Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be a cash payment in the sum of FIVE THOUSAND FOUR HUNDRED THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS ($5,433.33). The Purchase Price is based upon a value of Two Thousand Dollars ($2,000.00) per acre (constituting 8.15 acres) for a one hundred percent (100%) interest in the Property, a total of Sixteen Thousand Three Hundred Dollars ($16,300.00), to arrive at the value for Seller’s one third (1/3) interest therein.

1.3 Royalty. The Parties expressly acknowledge and agree that the only consideration payable to Seller in connection with this purchase is set forth in Section 1.2 above, and no royalties or other payments attributable to the Property shall be payable on or after the closing.

1.4 Closing. Subject to the terms and conditions of this Agreement, the consummation of the sale and purchase of the Property contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., on the day of , 2022, or at such other time as is mutually agreeable to the Parties. The date on which the closing occurs is referred to as the “Closing Date.” Buyer shall pay all recording and real property transfer tax costs.

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1.5 Prorations. General real estate taxes and personal property taxes for the year of Closing that are not yet due and payable as of the Closing Date shall be prorated between Seller and Buyer on a daily basis as of the Closing Date based upon a calendar fiscal year, with Seller paying those allocable to the period prior to the Closing Date and Buyer being responsible for those allocable subsequent thereto. All other costs and expenses, including legal or accounting fees, incurred by a party in connection with the transactions contemplated by this Agreement shall be paid by the Party that incurred such costs and expenses. All of Seller’s allocable costs and prorations, pursuant to this paragraph, may be paid from the Purchase Price at Seller’s option.

1.6 Transactions to be Effected at the Closing. At the Closing:

(a) The Buyer shall deliver to Seller the Purchase Price;

(b) Seller shall deliver to the Buyer:

(i) A Grant, Bargain and Sale Deed conveying to Buyer good and marketable title to the Property set forth on Exhibit “B” attached hereto and made a part hereof (“Seller’s Deed”);

(ii) a certificate certifying that each Seller is not a foreign person as defined in Treasury Regulation Section 1.445 2(b) and will not be subject to withholding under Section 1445 of the Internal Revenue Code of 1986 with respect to the sale to the Buyer of the Property in a form that is reasonably acceptable to the Buyer and Seller; and

(iii) all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

2.1 Due Authorization, Execution and Delivery; Enforceability. Seller has the sole and requisite authority to enter into this Agreement, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.2 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with, violate, result in a breach of, constitute a default under any contract to which Seller is a party, (b) result in the creation or imposition of any encumbrance against or upon any of the assets of Seller, or (c) result in a violation or breach of any provision of any law or governmental order applicable to Seller.

2.3 Litigation. There are no actions, suits, claims, investigations or other legal proceedings pending or threatened against the Property or Seller.

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2.4 Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

2.5 Title to the Property. Seller has good and marketable title in and to a one-third (1/3) interest in the Property, free and clear of all encumbrances.

2.6 Mineral Rights. Mineral rights associated with the Property have not been separated and/or sold separate from the interest held by Seller in the Property.

2.7 Property Maintenance. Between the Effective Date and the Closing Date, Seller shall not: (i) conduct any new disturbance on the Property or otherwise conduct any new activities on the Property; (ii) make or allow any sale, transfer, lease, pledge, mortgage, encumbrance, or other disposition of all or any of Seller’s interests in the Property; or (iii) commit or consent to any act that would cause any of Seller’s representations and warranties in this Agreement to become untrue. Title and risk of loss to the Property shall not pass to Buyer until ownership of the Property is transferred to Buyer at Closing.

2.8 Environmental Matters: To the best of Seller’s knowledge, Seller is in compliance with all environmental laws and Seller has not received from any person any environmental notice or environmental claim, which either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Seller warrants there has been no release of hazardous materials in contravention of environmental laws by Seller, and there does not exist any hazardous materials with respect to the Property.

2.9 Royalties. Except as provided in this Agreement, there are no royalties or other burdens on production affecting the Property.

2.10 Confidentiality. Seller agrees to retain the confidentiality of the terms of this Contract, and not to disclose the same to any third party other than to legal and financial advisors or to the extent required by applicable law.

2.11 Data. Upon execution of the Agreement, Seller shall deliver to Buyer copies of all metallurgical, geological, geophysical, geochemical, milling data, exploration data, survey notes or maps, assay results, title and environmental information, and other reports concerning the Property which Seller possesses or to which Seller has access.

2.12 Survival of Representations and Warranties. The representations and warranties contained in this Article shall survive the execution and delivery of this Agreement, as well as any assignment or conveyance hereof. The obligations of Seller contained in this Article shall survive the close of escrow and the recording of the Seller’s Deed and shall not be deemed merged therein upon its recordation.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to Seller that:

3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, it qualified to do business in the State of Nevada, and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted.

3.2 Due Authorization, Execution and Delivery; Enforceability. Buyer has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite company action. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.3 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) result in a violation or breach of any provision of the articles of organization of Buyer; (b) conflict with, violate, result in a breach of, constitute a default under any contract to which Buyer is a party or by which Buyer is bound or affected, or (c) result in a violation or breach of any provision of any law or governmental order applicable to Buyer.

3.4 Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE 4

COVENANTS

4.1 Further Assurances. Following the Closing, each of the Parties hereto shall, and shall cause its respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or each Party’s waiver, at or prior to the Closing, that each Party has duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with prior to or on the Closing Date.

ARTICLE 6

INDEMNIFICATION

6.1 Indemnification by Seller. Subject to the other terms and conditions, each Party shall indemnify the other Party against all liability, penalties, damages, claims, expenses, litigation and judgments, and shall hold the other Party harmless from and against, all losses incurred or sustained by, imposed upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties contained in this Agreement or any other document delivered pursuant to this Agreement, or any failure to perform any covenants, agreements or obligations provided in this Agreement, including any and all costs, expenses, and reasonable attorney’s fees incurred relating thereto or in enforcing this indemnity, but excepting therefrom any such loss or liability for which the other Party shall be solely responsible. In the event of liability for which both Parties shall be contributing causes, each shall be proportionately liable.

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ARTICLE 7

MISCELLANEOUS

7.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Buyer agrees to pay the costs and fees for the drafting of this Agreement and the Grant, Bargain and Sale Deed.

7.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section7.2):

If to Seller: If to Buyer:

 Cynthia R. Holmes

P.O. Box 807

El Dorado, CA 95623

 Timberline Resources Corporation

Attention: William Matlack

101 E. Lakeside Avenue

Coeur d’Alene, ID 83814

With a copy to:

Marvel & Marvel, Ltd.

Attention: John E. Marvel

217 Idaho Street,

Elko, NV 89801

Email: johnmarvel@marvellawoffice.com

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7.3 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.4 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.5 Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

7.7 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement will not be deemed a continuing waiver or waiver of any subsequent breach whether of the same or another provision of this Agreement.

7.8 Governing Law; Submission to Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule. Venue for any legal proceedings shall be in Eureka County, Nevada.

7.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

7.10 Attorneys’ Fees. In the event of any controversy, claim, or dispute between the Parties, arising out of or relating to this Agreement or the breach thereof, the prevailing Party shall be entitled to recover from the non-prevailing Party all such reasonable expenses, attorneys’ fees, expert witness fees, and costs.

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7.11 Representation. Each Party acknowledges that they have had the opportunity to be represented by legal counsel, tax advisors, experts, or any other consultants necessary or relevant to this transaction and in the preparation and execution of this Agreement; that the terms, provisions, and potential legal or tax effects that may result from this Agreement have been fully explained to such Party; and each Party understands the terms, provisions, legal and tax effects of this Agreement.

7.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures to Follow on Next Page]

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The Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER:	BUYER:

CYNTHIA R. HOLMES, an unmarried woman	TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada

By:

Its:

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PURCHASE AND SALE AGREEMENT

EXHIBIT A

Legal Description of Property

All that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Eureka Mine	009-230-09	3507	152
Keystone Mine	009-230-09	3506	153
Clipper Mine	009-230-09	3508	154

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PURCHASE AND SALE AGREEMENT

EXHIBIT C

Grant, Bargain and Sale Deed

APN: 009-230-09

Recorded at the request of:

Marvel & Marvel, Ltd.

217 Idaho Street

Elko, Nevada 89801

Mail All Notices to:

Timberline Resources Corporation

Attn: William Matlack

101 E. Lakeside Avenue

Coeur d’Alene, ID 83814

The undersigned hereby affirms that this document, including any exhibits, does not contain the personal information of any person.

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GRANT, BARGAIN AND SALE DEED

THIS INDENTURE is made and entered into this day of                                          , 2022, by and between CYNTHIA R. HOLMES (“Grantor”); and TIMBERLINE RESOURCS CORPORATION, a Delaware corporation qualified to do business in the State of Nevada (“Grantee”).

WITNESSETH:

That said Grantor does by these presents grant, bargain, sell, and convey unto the Grantee, and its successors and assigns, all of Grantor’s right, title, interest and estate in and to all that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Eureka Mine	009-230-10	3507	152
Keystone Mine	009-230-10	3506	153
Clipper Mine	009-230-10	3508	154

(hereinafter the “Property”)

TOGETHER WITH all lodes, ledges, veins and mineral bearing rock, both known and unknown, lying within the boundaries of the Property; all dips, spurs, and angles in and to all the ores, mineral-bearing materials, quartz, rock and earth or other deposits therein or thereon; all of the rights, privileges and franchises thereto incident; all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the royalties, rents, issues and profits thereof; and also all of Grantor’s right, title, interest, estate, property, possession, claim and demand whatsoever, in law as well as in equity, of, in or to the Property and every part and parcel thereof, with the appurtenances, including all after-acquired title, all rights-of-way, easements and other ancillary rights pertaining to the Property.

TOGETHER WITH the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof.

SUBJECT TO all covenants, conditions, restrictions, exceptions, easements, rights of way, reservations and rights, and other matters evidenced by documents of record.

TO HAVE AND TO HOLD the said premises, together with the appurtenances, unto the said Grantee, and to the Grantee’s successors and assigns forever.

IN WITNESS WHEREOF, the said Grantor has executed this Deed as of the day and year first hereinabove written.

GRANTOR:

CYNTHIA R. HOLMES

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STATE OF CALIFORNIA                                }

                                                                              }SS

COUNTY OF                                                       }

On the day of , 2022, before me, a Notary Public, personally appeared CYNTHIA R. HOLMES, personally known to me, or proven to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the above instrument and who acknowledged that she executed said instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal:

NOTARY PUBLIC

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